UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2025

USA Compression Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	1-35779	75-2771546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8117 Preston Road, Suite 510A
Dallas, Texas 75225
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 545-0440
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	USAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Information.
On September 15, 2025, USA Compression Partners, LP (the “Partnership”) and its wholly-owned subsidiary, USA Compression Finance Corp. (“Finance Corp.” and together with the Partnership, the “Issuers”) entered into a purchase agreement (the “Purchase Agreement”), by and among the Issuers, the subsidiary guarantors party thereto and MUFG Securities Americas Inc., as representative of the several initial purchasers listed in Schedule 1 thereto (collectively, the “Initial Purchasers”), pursuant to which the Issuers agreed to issue and sell to the Initial Purchasers $750.0 million in aggregate principal amount of the Issuers’ 6.250% senior notes due 2033 (the “Notes”). The Notes are guaranteed (the “Guarantees”), jointly and severally, on a senior unsecured basis by the Partnership’s existing subsidiaries (other than Finance Corp.) and each of its future restricted subsidiaries that either borrows, or guarantees obligations, under the Partnership’s credit agreement or guarantees certain of the Partnership’s other indebtedness (collectively, the “Guarantors”). The Notes and the Guarantees will be sold to the Initial Purchasers at par, and the sale will result in net proceeds (after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses) to the Issuers of approximately $742.5 million. The closing of the issuance and sale of the Notes and the Guarantees is expected to occur on or about September 24, 2025, subject to customary closing conditions.
The net proceeds from the issuance and sale of the Notes and the Guarantees, together with borrowings under the Partnership’s credit agreement, will be used for the redemption of all of the Issuers’ 6.875% senior notes due 2027 (the “Senior Notes 2027”) and to pay the fees and expenses incurred in connection with the offering and the redemption of the Senior Notes 2027. Pending the use of the net proceeds to fund a portion of the redemption of the Senior Notes 2027, the Partnership may temporarily apply such net proceeds to repay outstanding borrowings under its credit agreement.
The Notes and the Guarantees will be issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereunder. The Initial Purchasers intend to resell the Notes and Guarantees (i) inside the United States to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”) under the Securities Act, in private sales exempt from registration under the Securities Act in accordance with Rule 144A and (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Notes and Guarantees will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.
The Purchase Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes and the Guarantees, indemnification (including indemnification for liabilities under the Securities Act) and contribution obligations and other terms and conditions customary in agreements of this type.
The Initial Purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Partnership and its affiliates, for which they received or will receive customary fees and expenses. In particular, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, acts as administrative agent under the Partnership’s credit agreement and certain of the Initial Purchasers or their affiliates are lenders, agents, lead arrangers and/or bookrunners under the Partnership’s credit agreement and, accordingly, such Initial Purchasers or their affiliates may receive a portion of the net proceeds from this offering to the extent any proceeds are used to repay a portion of the outstanding borrowings under the Partnership’s credit agreement. In addition, affiliates of the Initial Purchasers serve as agents and/or lenders under the credit facilities of the Partnership’s other affiliates. Certain of the Initial Purchasers and/or their affiliates are holders of the Senior Notes 2027 and, accordingly, will receive a portion of the proceeds in any redemption of the Senior Notes 2027. In addition, U.S. Bancorp Investments, Inc., one of the Initial Purchasers, is an affiliate of the trustee under the indenture that will govern the Notes.
In addition, the Issuers and the Guarantors have agreed with the Initial Purchasers not to offer, sell, contract to sell, pledge or otherwise dispose of any debt securities (other than the Notes) issued by the Issuers or any of the Guarantors for a period of 90 days after the date of the Purchase Agreement without the prior consent of MUFG Securities Americas Inc.
On September 15, 2025, the Partnership issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the launch of the offering.
On September 15, 2025, the Partnership issued a press release, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference, announcing the pricing of the offering.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. This Current Report on Form 8-K is not a notice of redemption for the Senior Notes 2027.

Item 9.01. Financial Statements and Exhibits.
(d)  Exhibits

Exhibit Number	Description
99.1	Press release, dated September 15, 2025, “USA Compression Partners, LP Announces Launch of $750.0 Million Offering of Senior Notes”
99.2	Press release, dated September 15, 2025, “USA Compression Partners, LP Announces Pricing of $750.0 Million Offering of Senior Notes”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

		By:	USA Compression GP, LLC,
its General Partner

Date:	September 17, 2025	By:	/s/ Christopher W. Porter
Christopher W. Porter
Vice President, General Counsel and Secretary